UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street

Rockville, Maryland 20852-4041

(301) 998-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On March 1, 2016, Federal Realty Investment Trust (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) and a related pricing agreement with Citigroup Global Markets Inc. relating to the issuance and sale of 1,000,000 shares of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Shares”). Pursuant to the Underwriting Agreement, the Company granted the underwriter a 30-day option to purchase up to 150,000 additional Shares. The Shares have been issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-203999).

The offering closed on March 7, 2016, and the Company received net proceeds, after deducting the estimated offering expenses payable by the Company, of approximately $149.3 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 1, 2016, by and between the Company and Citigroup Global Markets Inc.

1.2	Pricing Agreement, dated March 1, 2016, by and between the Company and Citigroup Global Markets Inc.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to legality of the common shares

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to material tax matters relating to the Company

23.1	Consents of Pillsbury Winthrop Shaw Pittman LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: March 7, 2016	By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary